SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): January 27, 2005

                                  ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)


              1-2918                                         61-0122250
       (Commission File Number)                          (I.R.S. Employer
                                                        Identification No.)


   50 E. RiverCenter Boulevard, Covington, Kentucky          41012-0391
           (Address of principal executive offices)          (Zip Code)


           P.O. Box 391, Covington, Kentucky                 41012-0391
                    (Mailing Address)                        (Zip Code)


        Registrant's telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

     On January 27, 2005, Ashland Inc. announced that it has reached a settlement with the plaintiff, Central Labors' Pension Fund, in the shareholder derivative lawsuit brought in August 2002 against certain former and current directors and officers of Ashland. The settlement agreement is subject to approval by the Kenton County Court in Kentucky.
     In settling the action, Ashland has agreed to make certain modifications to its corporate governance policies and procedures, including heightening the standard for determining director independence and requiring that two-thirds of the company's Board be comprised of only independent directors. Further, Ashland has agreed to solicit from its major shareholders director candidates and to nominate a qualified candidate for election to the Board.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               ASHLAND INC.
                                  -------------------------------------------
                                              (Registrant)



Date:  January 27, 2005                   /s/ J. Marvin Quin
                                 --------------------------------------------
                                 Name:     J. Marvin Quin
                                 Title:    Senior Vice President and
                                           Chief Financial Officer





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